EXHIBIT 5.1

November 3, 2005

Senomyx, Inc.

11099 North Torrey Pines Road

La Jolla, CA 92037

Ladies and Gentlemen:

We have acted as counsel to Senomyx, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Rule 462(b) Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The 462(b) Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-128865), which was declared effective on October 24, 2005 (the “Initial Registration Statement”).  (The Initial Registration Statement, as amended, together with the Rule 462(b) Registration Statement, is herein referred to as the “Registration Statement.”).

The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company of:

•                  shares of common stock, par value $0.001 per share, of the Company, including related rights to purchase Series A Participating Preferred Stock (the “Common Stock”);

•                  shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

•                  senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the indenture (including any supplements thereto, the “Senior Indenture”) dated as of October 6, 2005, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which was filed as an exhibit to the Initial Registration Statement;

•                  subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the indenture (including any supplements thereto, the “Subordinated Indenture”) dated as of October 6, 2005, between the Company and the Trustee, which was filed as an exhibit to the Initial Registration Statement; and

•                  warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, the forms of which were filed as exhibits to the Initial Registration Statement.

The Common Stock, the Preferred Stock, the Senior Debt Securities, the Subordinated Debt Securities and the Warrants are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities registered on the Rule 462(b) Registration Statement is $7,500,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than the due authorization, execution and delivery by the Company of the Senior Indenture and the Subordinated Indenture).  With respect to our opinion as to the Offered Common Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Common Stock is cash in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Offered Preferred Stock (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Offered Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock.  We have also assumed that any Offered Warrants (as defined below) and the related warrant agreements will be executed in the forms filed as exhibits to the Initial Registration Statement.  With respect to our opinion as to any shares of Offered Common Stock issuable upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities (as defined below) in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Offered Preferred Stock, Offered Debt Securities or Offered Warrants, as applicable, is cash in an amount (on an as converted to Common Stock basis) that is not less than the par value of the Common Stock.  With respect to our opinion as to any shares of Offered Preferred Stock issuable upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Offered Debt Securities or Offered Warrants, as applicable, is cash in an amount (on an as converted to Preferred Stock basis) that is not less than the par value of the Preferred Stock.

Except with respect to our opinion as to the Offered Debt Securities and Offered Warrants constituting valid and binding obligations, which is provided solely with respect to the laws of the State of New York, our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.     With respect to the Common Stock offered under the 462(b) Registration Statement (the “Offered Common Stock”), provided that (i) the 462(b) Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law or the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Bylaws (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.     With respect to the Preferred Stock offered under the 462(b) Registration Statement (the “Offered Preferred Stock”), provided that (i) 462(b) the Registration Statement has become effective under the Securities Act and the

Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3.     With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the 462(b) Registration Statement (the “Offered Debt Securities”), provided that (i) the 462(b) Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Debt Securities does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.     With respect to the Warrants offered under the 462(b) Registration Statement (the “Offered Warrants”), provided that (i) the 462(b) Registration Statement has become effective under the Securities Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Warrants does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor pursuant to the applicable warrant agreement and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Rule 462(b) Registration Statement.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley Godward LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll